UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: July 26, 2018

(Date of earliest event reported)

Cotiviti Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37787	46-0595918
(Commission File Number)	(IRS Employer Identification No.)

One Glenlake Parkway
Suite 1400
Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

(770) 379-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

On July 26, 2018, Cotiviti Holdings, Inc. (the “Company”) issued a press release, attached as Exhibit 99.1 and incorporated herein by reference, announcing the Company’s financial and operating results for the fiscal quarter ended June 30, 2018.

The information contained in this Item 2.02, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 2.02 and Exhibits 99.1 and 99.2 shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01     Other Events.

Merger Update

On July 13, 2018, the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the pending merger (the “Verscend Merger”) with a subsidiary of Verscend Technologies, Inc., thereby satisfying one of the closing conditions of the Verscend Merger.

The definitive Proxy Statement in connection with the Verscend Merger was filed July 23, 2018 and the shareholder meeting will take place August 24, 2018. Subject to Company shareholder approval and the satisfaction of the remaining customary closing conditions, the Verscend Merger is now expected to close in the third quarter of 2018.

Item 9.01     Financial Statements and Exhibits.

See Exhibit Index.

Exhibit Index

Exhibit Number	Description
99.1 99.2	Cotiviti Holdings, Inc. Press Release dated July 26, 2018 Supplemental Financial Information as of June 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTIVITI Holdings, Inc.

	By:	/s/ JONATHAN OLEFSON
Name: Jonathan Olefson
Title: Senior Vice President, General Counsel and Secretary

Date: July 26, 2018